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                                                                    Exhibit 10.5

February 17, 2000


First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 405
Itasca, IL 60143


RE:  Letter Agreement - February 16, 2000
     Grant of Nonqualified Stock Options (the "Agreement")

Dear ______ :

I am pleased to advise you that on February 16, 2000 (the "Date of Grant") and pursuant to the "First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan", as Amended (the "Plan"), the Compensation Committee (the "Committee") of the Board of Directors of First Midwest Bancorp, Inc. (the "Company") approved a grant to you of a "Nonqualified Stock Option" (the "Option"). The Option provides you with the opportunity to purchase, for $23.0000 per share, up to 1,765 shares of the Company's Common Stock.

The Option is subject to the terms and conditions of the Plan, including any Amendments thereto, which are incorporated herein by reference, and to the following provisions:

(1)  Exerciseability
     ---------------
     Except as otherwise provided in paragraphs (3), (4) and (5) below, and subject to paragraph (10) below, the Option shall be exercisable only if you continue in the employment of the Company. The Option will become exercisable as follows: (a) 50% of the Option to purchase the shares indicated above is exercisable on or after February 16, 2002; b) the remaining 50% of the Option to purchase the shares indicated above is exercisable on February 16, 2003. Option expires upon the close of business on February 16, 2010 (the "Expiration Date").

(2)  Procedure for Exercise
     ----------------------
     Subject to the forgoing paragraph (1), you may exercise the Option at any time and from time to time during the term of the Option by:

     (a)  delivery of written notification of exercise and payment in full:

          (i)   in cash or its equivalent; or
          (ii) by tendering shares of previously-acquired Company stock that have been held by you for at least 6 months prior to the date of written notification of exercise and having a fair market value at the exercise date (defined as the average of the high and low prices of the Company's Common Stock quoted on the NASDAQ Stock Market on the date the written notice of exercise is received by the office of the Senior Vice President and Corporate Controller) equal to all or part of the total Option price; or
          (iii) by combination of (i) and (ii);

          for all Option shares being purchased, plus the amount of any additional federal and state income tax and FICA required to be withheld by reason of the exercise of the Option, unless you have properly elected, with the Committee's consent in accordance with
          Section 15 of the Plan, to deliver previously-owned shares that have been held by you for at least 6 months prior to the date of written notification of exercise or have Option shares withheld to satisfy such taxes; and
                      ---

     (b) if requested within the specified time set forth in any such request, delivery to the Company of such written representations and undertakings as may, in the opinion of the Company's counsel, be necessary or desirable to comply with federal and state securities laws.
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     Also subject to the foregoing paragraph (1), you may exercise the Option by delivery of written notification of exercise and payment in full of the exercise price and applicable taxes in connection with the Nonqualified Stock Option Gain Deferral Plan (the "Gain Deferral Plan") if at the sole discretion of the committee you qualify to participate in the Gain Deferral Plan.

     Further information regarding procedures for exercising your options can be found in the Plan, the Plan's "Summary Description" and the document entitled "How to Exercise Your Stock Options" both dated May 1, 1998. If you are a first time grant recipient, these documents accompany this Agreement.

(3)  Termination of Employment
     -------------------------
     If your employment with the Company or any of its subsidiaries terminates prior to the Expiration Date, the Option will continue to be exercisable by you (or in the event of your death, by your beneficiary or your estate's executor or administrator) to the same degree that the Option was exercisable on your employment termination date, until the first of the following occur:

     (a) the expiration of 30 days after the date your employment is terminated for any reason other than retirement, death, disability or discharge for cause;

     (b) the expiration of three years following retirement, death or disability;

     (c)  the termination date if the termination is for cause; or

     (d)  the Expiration Date.

(4)  Merger, Consolidation or Change in Control
     ------------------------------------------
     In the event of a Change in Control as defined in Section 13 of the Plan, as amended by the Board of Directors of the Company on February 18, 1998, all holding period and vesting exercise restrictions will lapse and the Options will become immediately exercisable in full and the 30 day period set forth in paragraph (3) (a) above will be extended to one year.

(5)  Limited Transferability
     -----------------------
     The Option is personal to you and may not be sold, transferred, pledged, assigned or otherwise alienated, other than as provided herein. Your Option shall be exercisable during your lifetime only by you. Notwithstanding the foregoing, you may transfer your Option to:

          (a)   your spouse, children or grandchildren ("Immediate Family
                Members");
          (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;
          (c) a partnership in which such Immediate Family Members are the only partners,

     provided that:

          (i)   there may be no consideration for any such transfer;
          (ii)  subsequent transfers of the transferred Option shall be prohibited, except to designated beneficiaries; and
          (iii) such transfer is evidenced by documents acceptable to the
                Company and filed with the Corporate Secretary.

     Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of designating a beneficiary with respect thereto, the transferee shall be entitled to designate the beneficiary.
     The provisions of this Letter Agreement relating to the period of exerciseability and expiration of the Option shall continue to be applied with respect to you and the Option shall be exercisable by the transferee only to the extent, and for the periods, set forth above. Transfer of Common Stock purchased by your transferee upon exercise of the Option may also be subject to the restrictions and limitations described in Paragraph
     (6) below.
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(6)  Securities Law Restrictions
     ---------------------------
     You understand and acknowledge that applicable securities laws govern and may restrict your right to offer, sell, or otherwise dispose of any Option
     shares.   The Company registered the Option shares under The Securities Act of 1933.

     Executive Officers of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 should consult the Company's Corporate Secretary prior to purchasing any shares under this Option or selling such shares thereafter.

     Additional information regarding these rules can be found in the Plan's "Summary Description" and the document entitled "How to Exercise Your Stock Options".

(7)  Tax Consequences
     ----------------
     Information regarding federal tax consequences of the option can be found in the Plan's "Summary Description" and the document entitled "How to Exercise Your Stock Options". You are strongly encouraged to contact your tax advisor regarding such tax consequences as they relate to you.

(8)  Employment of Successors
     ------------------------
     Nothing herein confers any right or obligation on you to continue in the employment of the Company or any subsidiary or shall affect in any way your right or the right of the Company or any subsidiary, as the case may be, to terminate your employment at any time. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company.

(9)  Conformity with Plan
     --------------------
     The Option is intended to conform in all respects with the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you agree to be bound by all the terms of the Plan. All definitions stated in the Plan shall be fully applicable to this Agreement.

(10) Effect of Certain Accounting Rules
     ----------------------------------
     In the event the Board of Directors determines it is to be in the best interests of the Company to account for a business combination under the pooling-of-interests method and, in the written opinion of the accounting firm then serving as the Company's independent auditors, the grant of this Option or any of the terms of this Option, makes such business combination ineligible for pooling-of-interests accounting that but for the grant of this Option or such terms would otherwise be eligible for such accounting treatment, then this Option or such be rescinded or the terms modified to the extent the Compensation Committee determines to be necessary to enable the business combination to so qualify for pooling-of-interests accounting treatment.

To confirm your understanding and acceptance of the Option granted to you by this Agreement, please execute and return in the enclosed envelope the following enclosed documents: (a) the "Beneficiary Designation Form" and (b) the Confirmation of Acceptance endorsement on the extra copy of this Agreement. The
                                              ----------
original copy of this Agreement should be retained for your permanent records.

If you have any questions, please do not hesitate to contact the office of the Senior Vice President and Corporate Controller of First Midwest Bancorp, Inc. at
(630) 875-7459.

Very truly yours,



Robert P. O'Meara
Chairman and Chief Executive Officer
First Midwest Bancorp, Inc.

RPO:m
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              **************************************************

                   CONFIRMATION OF ACCEPTANCE BY PARTICIPANT
                   -----------------------------------------

I acknowledge having read the Plan (as amended), the Summary Description and this Agreement and I agree to be bound by all provisions as set forth in the Plan and this Agreement.


_______________________________         _______________________________
Participant's Signature                 Date
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                     1989 OMNIBUS STOCK AND INCENTIVE PLAN
                         BENEFICIARY DESIGNATION FORM
                         ----------------------------

This Beneficiary Designation Form applies to Nonqualified Stock Option and Reload Option Agreement(s) as follows (fill in the Option Grant Date from the
                                                   -----------------
applicable Letter Agreement):

_______________________     _______________________     _______________________

_______________________     _______________________     _______________________

_______________________     _______________________     _______________________

     All prior Beneficiary Designation Forms applicable to Nonqualified Stock
     ------------------------------------------------------------------------
Options or Reload Options not listed above will remain in effect as previously
------------------------------------------------------------------------------
submitted.
----------

     You may designate a primary beneficiary and a secondary beneficiary to whom rights under your Nonqualified or Reload Options will pass in the event of your death. You may name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your primary beneficiaries will have equal rights with respect to your Nonqualified or Reload Options unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):

     Primary Beneficiary(ies) (give name, address and relationship to you): ____

________________________________________________________________________________

________________________________________________________________________________


     Secondary Beneficiary(ies) (give name, address and relationship to you):___

________________________________________________________________________________

________________________________________________________________________________

     I certify that my designation of beneficiary(ies) set forth above is my free act and deed and acknowledge that when effective it will revoke any prior designation I may have made with regard to Nonqualified or Reload Option(s) set forth above.

                                   _________________________________________
                                   (Signature)

                                   _________________________________________
                                   (Date)

     This Beneficiary Designation Form shall be effective on the day it is received by the Corporate Secretary of the Company. This Form shall be (i) delivered to the Corporate Secretary by personal delivery, facsimile, United States mail or by express courier service, and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the Corporate Secretary if by United States mail or express courier service; provided, however, that if this Form is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                                   RECEIVED AND ACKNOWLEDGED:

                                   FIRST MIDWEST BANCORP, INC.


                                   BY: _____________________________________
                                         (On behalf of the Corporate Secretary)

Date:_____________________